UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

Commission File Number
001-34581

Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2017, Kraton Corporation (the "Parent") entered into a Second Amendment to Credit and Guarantee Agreement (the "Amendment"), amending the Credit and Guarantee Agreement, dated as of January 6, 2016, among Kraton Polymers LLC (the "Borrower"), the Parent, certain subsidiaries of the Borrower, as Guarantors, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (as amended, the "Term Loan Facility"). Pursuant to the Amendment, Deutsche Bank served as the Replacement Term Lender as such term is defined in the Amendment.

The Amendment decreased the interest rate on approximately $1.278 billion of existing term loans under the Term Loan Facility to LIBOR plus 4.00% and reset the period during which a prepayment premium may be required for a "Repricing Event" (as defined in the Credit and Guarantee Agreement) until six months after the effective date of the Amendment.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Certain Relationships

The Administrative Agent and Collateral Agent, the Replacement Term Lender and certain lenders under the Term Loan Facility have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Parent, the Borrower and the Guarantors and their affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Term Loan Facility is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Second Amendment to Credit and Guarantee Agreement, dated as of January 9, 2017, among Kraton Polymers LLC, as the Borrower, Kraton Corporation, as the Parent, certain subsidiaries of Parent, as Guarantors, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Deutsche Bank AG New York Branch, as Replacement Term Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Corporation

Date: January 10, 2017	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
Second Amendment to Credit and Guarantee Agreement, dated as of January 9, 2017, among Kraton Polymers LLC, as the Borrower, Kraton Corporation, as the Parent, certain subsidiaries of Parent, as Guarantors, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Deutsche Bank AG New York Branch, as Replacement Term Lender.